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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

                                                              Jurisdiction of
           Name                                               incorporation
           ----                                               -------------
           Segue Canada, Inc.                                 Canada
           Segue Securities Corporation                       Massachusetts
           Segue Export, Inc.                                 West Indies
           Black & White Software, Inc.                       California
           Eventus Software, Inc.                             California
           Segue Software Entwicklung GmbH                    Austria
           Segue Software Deutschland GmbH                    Germany
           Segue Software, Ltd.                               United Kingdom